Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 2005 in the Registration Statement (Amendment No. 2 to Form S-1 No. 333-124082) and related Prospectus of Greenhill & Co., Inc. dated May 6, 2005.

/s/ Ernst & Young LLP

New York, New York
May 5, 2005